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                          CERTIFICATE OF INCORPORATION

                                       OF

                              SNAPPLE FINANCE CORP.

                        --------------------------------

         FIRST: The name of this corporation shall be:

                              SNAPPLE FINANCE CORP.

         SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD: The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

         1,000 shares of $.01 par value common stock.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         NAME                               MAILING ADDRESS
         ----                               ---------------
         Mary Beth Martin                   c/o Hutchins, Wheeler & Dittmar
                                            101 Federal Street
                                            Boston, MA 02110

         The name and mailing address of the person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

         NAME                               MAILING ADDRESS
         ----                               ---------------
         Alan R. Koss                       c/o Snapple Beverage Corp.
                                            175 N. Central Avenue
                                            Valley Stream, NY 11580


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         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

                  A. The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the by-laws of the corporation.

                  B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs, if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: The corporation hereby elects in this original certificate of incorporation not to be governed by Section 203 of the General Corporation Law of Delaware.

         NINTH: Except as stated in Article Tenth of this certificate of incorporation, the corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


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         TENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         ELEVENTH: The Corporation is to have perpetual existence.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed, and acknowledged this certificate of incorporation this 1st day of March, 1994.

                                                     /s/ Mary Beth Martin
                                                     ---------------------
                                                     Mary Beth Martin
                                                     Sole Incorporator


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